Exhibit 99.1

Chicago Atlantic Real Estate Finance Announces Second Quarter 2026 Financial Results

CHICAGO— (August 11, 2026) Chicago Atlantic Real Estate Finance, Inc. (NASDAQ: REFI, “Chicago Atlantic”, “REFI” or the “Company”), a commercial mortgage real estate investment trust, today announced its financial results for the second quarter ended June 30, 2026.

Peter Sack, Co-Chief Executive Officer, noted, “Chicago Atlantic operates in a niche market the broader lending industry generally doesn’t serve. This often gives us the leverage to set our own terms, protect our downside, and generate yields that are increasingly hard to find anywhere else in the private credit sector. We are proud to announce $59.2 million of gross originations this quarter. However; earnings were negatively impacted by the timing of deployment as repayments occurred early in the period and deployments later in the period. Our portfolio continues to perform, and our outlook remains positive. We continue to make the strategic moves that we believe position the Company favorably as the cannabis ecosystem evolves, which includes our work toward completion of our previously announced merger with Chicago Atlantic BDC, Inc.”

Quarterly Results of Operations

	For the three months ended
	June 30, 2026		March 31, 2026		June 30, 2025
	Total Amount	Per Share	Total Amount	Per Share	Total Amount	Per Share
OPERATING RESULTS
Net interest income	$12,834,645	$0.59	$13,124,086	$0.61	$14,424,987	$0.67
Total expenses before provision for expected credit losses	$4,586,025	$0.21	$4,239,871	$0.20	$4,565,322	$0.21
Net income	$7,473,326	$0.34	$4,840,364	$0.23	$8,877,375	$0.41
(Benefit) provision for current expected credit losses	$551,294	$0.03	$3,837,851	$0.18	$1,147,290	$0.05
Distributable earnings - basic	$9,290,163	$0.44	$9,833,020	$0.47	$10,850,941	$0.52
Distributable earnings - diluted	$9,290,163	$0.43	$9,833,020	$0.46	$10,850,941	$0.51
Diluted weighted average shares of common stock outstanding	21,713,882	-	21,484,118	-	21,487,106	-
Regular dividends declared	$10,017,764	$0.47	$9,907,728	$0.47	9,905,074	$0.47

PORTFOLIO PERFORMANCE
Total loan principal outstanding	$453,125,652		$413,589,833		$421,918,148
Portfolio companies	26		25		30
Unfunded commitments	$2,355,293		$4,450,293		$16,595,000
Gross unlevered weighted average yield to maturity	15.8%		15.8%		16.8%
Aggregate loan portfolio bearing a variable interest rate	62.5%		64.8%		59.3%
Book value per share	$14.15		$14.39		$14.71
Debt/equity ratio	46.6%		38.4%		38.8%

Portfolio Activity

The following table summarizes the Company’s primary investment portfolio activities:

	Three months ended March 31, 2026	Three months ended June 30, 2026	Six months ended June 30, 2026	Portfolio
	Principal	Principal	Principal	Companies
Loan principal, beginning of period	$411,075,088	$413,589,833	$411,075,088	26
Principal Advances[1]
New portfolio companies	16,211,500	56,225,081	72,436,581	4
Existing portfolio companies	37,868,649	2,978,549	40,847,198	4
	54,080,149	59,203,630	113,283,779
Scheduled Principal Repayments
New portfolio companies	-	-	-
Existing portfolio companies	(3,349,541)	(3,341,880)	(6,691,421)	13
	(3,349,541)	(3,341,880)	(6,691,421)
Unscheduled Principal Repayments
New portfolio companies	-	-	-
Existing portfolio companies	(48,215,862)	(16,325,932)	(64,541,794)	9
	(48,215,862)	(16,325,932)	(64,541,794)

Net change in principal outstanding	2,514,745	39,535,819	42,050,564
Loan principal, end of period	$413,589,833	$453,125,652	$453,125,652	26

[1]	Principal advances include capitalized paid-in-kind (“PIK”) interest and/or other fees, if any, that were capitalized to the outstanding loan balance of the subject loan(s).

Recent Developments

●	Koach Transaction. On July 9, 2026, the Company entered into a Loan Agreement with Koach Capital Fund I LLC, Koach Capital Fund II LP, Koach Capital Fund III LP and their respective wholly owned subsidiaries (collectively, “Koach”), pursuant to which the Company issued 4,306,754 shares of Common Stock at a price of $14.53 per share, in a private placement transaction, in exchange for second lien promissory notes issued by Koach in an aggregate principal amount of approximately $62.5 million (the “Koach Notes”). The shares issued represent approximately 16.8% of the Common Stock outstanding immediately after giving effect to the issuance. The Koach Notes are individually secured by mortgages on 32 retail and related properties leased to cannabis operators, are subordinate to senior first lien indebtedness of approximately $39 million as of the closing date, bear interest at an aggregate rate of 12.0% per annum (10.0% cash and 2.0% payable in kind), provide for an exit fee of 2.5x the commitment amount of each Note, and have an aggregate weighted average time to maturity of approximately 12.0 years. Additional information regarding the transaction is contained in the Company’s Current Report on Form 8-K filed with the SEC on July 13, 2026.

●	Pending Merger with Chicago Atlantic BDC, Inc. On June 17, 2026, the Company entered into an Agreement and Plan of Merger with Chicago Atlantic BDC, Inc. (NASDAQ: LIEN); “LIEN”), an affiliated business development company that is externally managed by an affiliate of the Company’s manager, pursuant to which the Company will merge with and into LIEN, with LIEN continuing as the surviving company (the “Merger”). At closing, REFI stockholders will receive a number of shares of LIEN common stock determined based on the ratio of REFI’s net asset value (“NAV”) per share, as adjusted in accordance with the Merger Agreement, to LIEN’s NAV per share, similarly adjusted, in each case as determined shortly prior to closing. Based on the respective NAVs of REFI and LIEN as of March 31, 2026, and without giving effect to the Koach transaction described above or any other changes in the inputs to the exchange ratio occurring after March 31, 2026, former REFI stockholders would be expected to own approximately 50.5% of LIEN immediately following the Merger. The shares of Common Stock issued in the Koach transaction will be reflected in the inputs used to determine the exchange ratio at closing, and the actual pro forma ownership percentage will depend on the NAV ratio calculated shortly prior to closing and may differ from the March 31, 2026 estimate. Completion of the Merger is subject to the approval of stockholders of both REFI and LIEN, including approval by REFI stockholders of REFI’s election to be regulated as a business development company under the Investment Company Act of 1940 and approval of a new investment advisory agreement, as well as regulatory approvals, third-party consents and other customary closing conditions. Assuming these conditions are satisfied, the Merger is expected to close in the fourth quarter of 2026. There can be no assurance that the Merger will be completed on the anticipated terms or timing, or at all. Additional information regarding the Merger is set forth below under “Additional Information and Where to Find It.”

Capital Activity

●	As of June 30, 2026, the Company had approximately $141.1 million of total drawn leverage, comprised of $91.1 million drawn on the secured revolving credit facility and $50.0 million of outstanding senior unsecured notes due 2028.

●	On July 9, 2026, the Company issued 4,306,754 shares of Common Stock to Koach in a private placement transaction in exchange for approximately $62.5 million of second lien promissory notes. See “Recent Developments — Koach Transaction” above.

●	As of August 11, 2026, the Company has $15.7 million available on its secured revolving credit facility, and total liquidity, net of estimated liabilities, of approximately $16.0 million.

2026 Outlook

Chicago Atlantic offered the following outlook for full year 2026:

●	The Company expects to maintain a dividend payout ratio based on Distributable Earnings per weighted average diluted share of approximately 90% to 100% on a full year basis.

●	If the Company’s taxable income requires additional distribution in excess of the regular quarterly dividend, in order to meet its 2026 taxable income distribution requirements, the Company expects to meet that requirement with a special dividend in the fourth quarter of 2026.

The foregoing outlook assumes that the Company continues to operate on a standalone basis and does not reflect the effects of the pending Merger, including any restrictions on dividends or other actions during the pendency of the Merger under the terms of the Merger Agreement. The declaration of any dividend, including any special dividend, remains subject to authorization by the Board and to the terms of the Merger Agreement.

Conference Call and Quarterly Earnings Supplemental Details

Chicago Atlantic will host a conference call and live audio webcast, both open for the general public to hear, later today at 9:00 a.m. Eastern Time. The number to call for this interactive teleconference is (833) 630-1956 (international callers: 412-317-1837). The live audio webcast of the Company’s quarterly conference call will be available online in the Investor Relations section of the Company’s website at www.refi.reit. The online replay will be available approximately one hour after the end of the call and archived for one year.

Chicago Atlantic posted its Second Quarter 2026 Earnings Supplemental on the Investor Relations page of its website. Chicago Atlantic routinely posts important information for investors on its website, www.refi.reit. The Company intends to use this website as a means of disclosing material information, for complying with our disclosure obligations under Regulation FD and to post and update investor presentations and similar materials on a regular basis. The Company encourages investors, analysts, the media and others interested in Chicago Atlantic to monitor the Investor Relations page of its website, in addition to following its press releases, SEC filings, publicly available earnings calls, presentations, webcasts and other information posted from time to time on the website. Please visit the IR Resources section of the website to sign up for email notifications.

About Chicago Atlantic Real Estate Finance, Inc.

Chicago Atlantic Real Estate Finance, Inc. (NASDAQ: REFI) is a market-leading commercial mortgage REIT utilizing significant real estate, credit and cannabis expertise to originate senior secured loans primarily to state-licensed cannabis operators in limited-license states in the United States. REFI is part of the Chicago Atlantic platform, which has offices in Chicago, Miami, New York, and London.

Forward-Looking Statements

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that reflect the Company’s current views and projections with respect to, among other things, future events and financial performance, including statements regarding the proposed Merger with LIEN and its expected timing and effects, the expected pro forma ownership of former REFI stockholders in LIEN following the Merger, the Company’s July 2026 acquisition of second lien notes from Koach and the performance of such notes and their underlying collateral, the expected implementation and effects of federal rescheduling of medical cannabis, the Company’s dividend expectations, and the Company’s future operations and strategies. Words such as “believes,” “expects,” “will,” “intends,” “plans,” “guidance,” “estimates,” “projects,” “anticipates,” “future” and similar expressions are intended to identify forward-looking statements. These statements are not guarantees of future performance and are subject to numerous risks and uncertainties, including, without limitation: (i) the risk that the proposed Merger may not be completed on the anticipated terms or timing, or at all; (ii) the failure to obtain the required stockholder approvals of REFI or LIEN, including approval of REFI’s election to be regulated as a business development company and approval of a new investment advisory agreement; (iii) the failure to satisfy other conditions to closing, including regulatory approvals and third-party consents; (iv) the effect of the announcement or pendency of the Merger on the Company’s business, operating results, and relationships with borrowers, employees and other counterparties; (v) risks that the Merger may divert management’s attention from the Company’s ongoing business; (vi) the outcome of any legal proceedings that may be instituted against REFI or LIEN related to the Merger; (vii) the amount of costs, fees and expenses related to the Merger; (viii) developments in the cannabis industry, including federal, state and local legal and regulatory changes and the implementation of federal rescheduling; (ix) changes in interest rates, credit spreads and macroeconomic conditions; (x) risks related to the Koach transaction, including credit and collateral risks associated with the Koach Notes, the subordination of the Koach Notes to senior first lien indebtedness, and the impact of the associated share issuance on the exchange ratio for the Merger; and (xi) the other risks identified in the Company’s filings with the SEC, including its Annual Report on Form 10-K for the year ended December 31, 2025 and subsequent Quarterly Reports on Form 10-Q, and in the registration statement on Form N-14 filed by LIEN with the SEC on July 31, 2026, including the joint proxy statement/prospectus contained therein. New risks and uncertainties arise over time, and it is not possible to predict those events or how they may affect us. We do not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

No Offer or Solicitation

This press release is not intended to and shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended (the “Securities Act”), or in a transaction exempt from the registration requirements of the Securities Act.

Additional Information and Where to Find It

This communication includes information relating to the proposed merger (the “Merger”) of REFI with and into Chicago Atlantic BDC, Inc. (“LIEN”), along with related proposals for which stockholder approval will be sought, pursuant to the Agreement and Plan of Merger, dated as of June 17, 2026 (the “Merger Agreement”) by and between LIEN and REFI. The Merger Agreement was unanimously approved by the Boards of Directors of both LIEN and REFI, each acting on the unanimous recommendation of its special committee of independent directors (each, a “Special Committee”). In connection with the proposals, LIEN intends to file relevant materials with the SEC, including a registration statement on Form N-14 (filed July 31, 2026), which includes a joint proxy statement of LIEN and REFI and a prospectus of LIEN (the “Proxy Statement/Prospectus”). This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act. STOCKHOLDERS OF LIEN AND REFI ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS, AND OTHER DOCUMENTS THAT ARE FILED OR WILL BE FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT LIEN, REFI, THE MERGER AND THE PROPOSALS. Investors and security holders will be able to obtain the documents filed with the SEC free of charge at the SEC’s website, www.sec.gov, or from each company’s investor relations website at www.investors.chicagoatlanticbdc.com (LIEN) and www.investors.refi.reit (REFI), or by directing a request to LIEN@chicagoatlantic.com (LIEN) or IR@REFI.reit (REFI).

Participants in the Solicitation

LIEN, REFI and their respective directors and executive officers, Chicago Atlantic BDC Adviser, LLC, the external investment adviser to LIEN (the “LIEN Adviser”), and Chicago Atlantic REIT Manager, LLC, the external manager of REFI (the “Company Manager”), and their respective directors, officers, members, managers, partners, employees and affiliates, and other persons may be deemed to be participants in the solicitation of proxies from the stockholders of LIEN and REFI in connection with the Merger and the related proposals. Information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of the stockholders of LIEN and REFI in connection with the Merger and the related proposals, including a description of their direct or indirect interests, by security holdings or otherwise, will be included in the Proxy Statement/Prospectus and other relevant materials to be filed with the SEC when they become available. Additional information regarding the ownership of LIEN and REFI securities by their respective directors and executive officers is included in their SEC filings on Forms 3, 4 and 5, which can be found through the SEC’s website at www.sec.gov. Information about the directors and executive officers of LIEN set forth in LIEN’s proxy statement for its 2026 annual meeting of stockholders, filed with the SEC on April 30, 2026, and in LIEN’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the SEC on March 19, 2026. Information about the directors and executive officers of REFI set forth in REFI’s proxy statement for its 2026 annual meeting of stockholders, filed with the SEC on April 23, 2026, and in REFI’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the SEC on March 12, 2026. Each of these documents is available free of charge at the SEC’s website, www.sec.gov, or from LIEN’s or REFI’s investor relations website, as applicable.

Contact:

Tripp Sullivan, Lisa Kampf

SCR Partners

IR@REFI.reit

CHICAGO ATLANTIC REAL ESTATE FINANCE, INC.

CONSOLIDATED BALANCE SHEETS

	June 30, 2026	December 31, 2025
	(unaudited)
Assets
Loans held for investment	$304,479,345	$332,772,244
Loans held for investment - related party (Note 8)	103,420,472	76,183,323
Loans held for investment, at carrying value	407,899,817	408,955,567
Current expected credit loss reserve	(9,370,918)	(5,062,785)
Loans held for investment at carrying value, net	398,528,899	403,892,782
Loans, at fair value - related party (amortized cost of $40,612,435 and $0, respectively) (Note 8)	40,612,435	-
Cash and cash equivalents	13,351,699	14,948,884
Interest receivable	5,077,545	4,009,800
Other receivables and assets, net	2,946,847	874,245
Related party receivables	1,181,661	1,189,937
Total Assets	$461,699,086	$424,915,648

Liabilities
Revolving loan	$91,050,000	$49,100,000
Notes payable, net	49,452,551	49,334,459
Dividend payable	10,639,254	11,157,220
Related party payables	2,061,428	2,214,920
Management and incentive fees payable	1,604,328	3,098,576
Interest payable	1,673,514	1,348,334
Accounts payable and other liabilities	1,039,790	834,977
Interest reserve	2,530,183	12,686
Total Liabilities	160,051,048	117,101,172
Commitments and contingencies (Note 9)

Stockholders’ equity
Common stock, par value $0.01 per share, 100,000,000 shares authorized and 21,314,392 and 21,080,272 shares issued and outstanding, respectively	213,144	210,803
Additional paid-in-capital	324,946,445	323,125,854
Accumulated deficit	(23,511,551)	(15,522,181)
Total stockholders’ equity	301,648,038	307,814,476

Total liabilities and stockholders’ equity	$461,699,086	$424,915,648

CHICAGO ATLANTIC REAL ESTATE FINANCE, INC.

CONSOLIDATED STATEMENTS OF INCOME

(UNAUDITED)

	For the three months ended June 30,		For the six months ended June 30,
	2026	2025	2026	2025
Revenues
Interest income	$15,219,022	$16,502,035	$30,383,710	$31,609,350
Interest expense	(2,384,377)	(2,077,048)	(4,424,979)	(4,142,430)
Net interest income	12,834,645	14,424,987	25,958,731	27,466,920

Expenses
Management and incentive fees, net	1,604,328	1,932,957	3,323,823	3,668,490
General and administrative expense	1,529,035	1,271,124	2,680,508	2,467,231
Professional fees	495,084	480,113	998,633	973,059
Stock based compensation	957,578	881,128	1,822,932	1,530,440
Provision (benefit) for current expected credit losses	551,294	1,147,290	4,389,145	74,014
Total expenses	5,137,319	5,712,612	13,215,041	8,713,234
Change in unrealized (loss)/gain on investment	(224,000)	165,000	(430,000)	165,000
Net income before income taxes	7,473,326	8,877,375	12,313,690	18,918,686
Income tax expense	-	-	-	-
Net income	$7,473,326	$8,877,375	$12,313,690	$18,918,686

Earnings per common share:
Basic earnings per common share	$0.35	$0.42	$0.58	$0.90
Diluted earnings per common share	$0.34	$0.41	$0.57	$0.89

Weighted average number of common shares outstanding:
Basic weighted average shares of common stock outstanding	21,242,557	21,002,787	21,161,863	20,931,025
Diluted weighted average shares of common stock outstanding	21,713,882	21,487,106	21,599,634	21,376,645

Distributable Earnings

In addition to using certain financial metrics prepared in accordance with GAAP to evaluate our performance, we also use Distributable Earnings to evaluate our performance. Distributable Earnings is a measure that is not prepared in accordance with GAAP. We define Distributable Earnings as, for a specified period, the net income (loss) computed in accordance with GAAP, excluding (i) non-cash equity compensation expense, (ii) depreciation and amortization, (iii) any unrealized gains, losses or other non-cash items recorded in net income (loss) for the period, regardless of whether such items are included in other comprehensive income or loss, or in net income (loss); provided that Distributable Earnings does not exclude, in the case of investments with a deferred interest feature (such as OID, debt instruments with PIK interest and zero coupon securities), accrued income that we have not yet received in cash, (iv) provision for current expected credit losses and (v) one-time events pursuant to changes in GAAP and certain non-cash charges, in each case after discussions between our Manager and our independent directors and after approval by a majority of such independent directors. We believe providing Distributable Earnings on a supplemental basis to our net income as determined in accordance with GAAP is helpful to stockholders in assessing the overall performance of our business. As a REIT, we are required to distribute at least 90% of our annual REIT taxable income and to pay tax at regular corporate rates to the extent that we annually distribute less than 100% of such taxable income. Given these requirements and our belief that dividends are generally one of the principal reasons that stockholders invest in our common stock, we generally intend to attempt to pay dividends to our stockholders in an amount equal to our net taxable income, if and to the extent authorized by our Board. Distributable Earnings is one of many factors considered by our Board in authorizing dividends and, while not a direct measure of net taxable income, over time, the measure can be considered a useful indicator of our dividends.

In our Annual Report on Form 10-K for the year ended December 31, 2025, we defined Distributable Earnings so that, in addition to the exclusions noted above, the term also excluded from net income Incentive Compensation paid to our Manager. We believe that revising the term Distributable Earnings so that it is presented net of Incentive Compensation, while not a direct measure of net taxable income, over time, can be considered a more useful indicator of our ability to pay dividends. This adjustment to the calculation of Distributable Earnings has no impact on period-to-period comparisons. Distributable Earnings should not be considered as substitutes for GAAP net income. We caution readers that our methodology for calculating Distributable Earnings may differ from the methodologies employed by other REITs to calculate the same or similar supplemental performance measures, and as a result, our reported Distributable Earnings may not be comparable to similar measures presented by other REITs.

	Three months ended		Six months ended
	June 30, 2026	June 30, 2025	June 30, 2026	June 30, 2025
Net Income	$7,473,326	$8,877,375	$12,313,690	$18,918,686
Adjustments to net income
Stock based compensation	957,578	881,128	1,822,932	1,530,440
Amortization of debt issuance costs	83,965	110,148	167,415	220,458
Provision (benefit) for current expected credit losses	551,294	1,147,290	4,389,145	74,014
Change in unrealized (loss)/gain on investment	224,000	(165,000)	430,000	(165,000)
Distributable Earnings	$9,290,163	$10,850,941	$19,123,182	$20,578,598
Basic weighted average shares of common stock outstanding (in shares)	21,242,557	21,002,787	21,161,863	20,931,025
Basic Distributable Earnings per Weighted Average Share	$0.44	$0.52	$0.90	$0.98
Diluted weighted average shares of common stock outstanding (in shares)	21,713,882	21,487,106	21,599,634	21,376,645
Diluted Distributable Earnings per Weighted Average Share	$0.43	$0.51	$0.89	$0.96